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                                                                    EXHIBIT 23.3

       [LETTERHEAD OF MINERAL RESOURCES DEVELOPMENT, INC. APPEARS HERE]

March 25, 1997

Amax Gold Inc.
9100 East Mineral Circle
Englewood, CO 80112

RE: Refugio Gold Project Reserve Study

Ladies and Gentlemen:

We hereby authorize the reference to the Refugio Gold Project, Maricunga Mining District, Chile, 1996 Reserve Update, dated February 26, 1997, prepared for Amax Gold, Inc., by Mineral Resources Development, Inc., in the Registration Statement on Form S-3 (Registration No. 333-22598) of Amax Gold, Inc. (File No. 1-9620), to be filed with the United States Securities and Exchange Commission.

We also confirm that we have read the descriptions of the Refugio Project ore reserves as contained in the Registration Statement on Form S-3 and have no reason to believe that there is any misrepresentation in the information contained herein that is derived from our reports or known to us as a result of services we performed in connection with the preparation of such reports.

Sincerely,
MINERAL RESOURCES DEVELOPMENT, INC.

/s/ F.P. Howald
-----------------------------------
By:    Frank P. Howald
Title: Vice President, Project Management